EXHIBIT 99.1

Classover Acquires IP Portfolio to Accelerate AI Innovation

NEW YORK, NY / ACCESS Newswire / July 7, 2025 / Classover Holdings, Inc. (NASDAQ:KIDZ) (NASDAQ:KIDZW) (“Classover” or the “Company”), a leading provider of live, interactive online learning, today announced the acquisition of a strategic portfolio of intellectual property (IP) assets designed to accelerate the development of its next-generation AI-powered tutoring platform.

The IP portfolio consists of core technologies in areas such as machine-learning technologies, device-to-device (D2D) communication, intelligent data coordination, and adaptive scheduling across distributed systems. These technologies are expected to strengthen the underlying infrastructure of the Company’s learning platform, supporting more responsive, efficient, and personalized educational experiences, and powering the development of next-generation online learning services.

The integration of these newly acquired IP provides a strong catalyst for Classover’s AI evolution. The IP package aligns with the Company’s broader AI roadmap, driving the advancement of AI-powered courses, adaptive learning tools, and intelligent system. By incorporating these technologies, Classover will look to enhance its ability to build a continuously evolving, AI-driven learning ecosystem.

In parallel, these technologies are intended to help boost operational efficiency through AI-driven innovation. Classover seeks to leverage AI to raise instructional quality, streamline content generation, and allocate teaching resources more effectively. These improvements are expected to enhance the competitiveness of Classover’s products and reduce operational friction and other costs, reinforcing the Company’s ability to scale efficiently and maximize value for stakeholders.

This acquisition reflects the Company’s long-term commitment to advancing Classover’s technological infrastructure and delivering superior learning outcomes through AI innovation.

About Classover

Founded in 2020 and headquartered in New York, Classover has rapidly emerged as a leader in educational technology, specializing in live online courses for K-12 students worldwide. Offering a diverse curriculum tailored to different learning levels and interests, Classover empowers students through personalized instruction, innovative course design, and cutting-edge AI technology. From creativity-driven programs to competitive test preparation, Classover is dedicated to redefining education through accessible, high-quality learning experiences.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover’s ability to successfully integrate its newly acquired intellectual property; Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Classover Holdings Inc.

ir@classover.com

800-345-9588

Source: Classover Holdings, Inc.